FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
FOURTH QUARTER AND FULL YEAR ENDED DECEMBER 31, 2014

Marlborough, Mass. (February 4, 2015) -- Boston Scientific Corporation (NYSE: BSX) generated sales of $1.887 billion during the fourth quarter ended December 31, 2014, compared to the company's guidance range for the quarter of $1.875 to $1.925 billion. This represents 7 percent operational revenue growth (constant currency basis, excluding divested businesses) and 3 percent revenue growth on a reported basis, all compared to the prior year period. The company achieved adjusted earnings per share of $0.22 for the period, compared to $0.21 a year ago, which represents 5 percent growth, and GAAP earnings declined 19 percent to $0.06 per share, compared to $0.08 a year ago.*

For the year ended December 31, 2014, the company achieved full year sales of $7.380 billion, representing 6 percent operational revenue growth and 3 percent revenue growth on a reported basis. The company delivered full year adjusted EPS of $0.84, compared to $0.73 in 2013, which represents 15 percent growth, and reported a GAAP earnings of $0.20 per share, compared to a GAAP loss of ($0.09) in the prior year period.*

“2014 was another year of significant achievement for Boston Scientific,” said Mike Mahoney, president and chief executive officer, Boston Scientific Corporation. “We strengthened our core businesses and invested in new technologies and global markets, which contributed to excellent results across our businesses and regions. Additionally, we expanded our operating margins and delivered double digit adjusted EPS growth. We look forward to the year ahead and bringing more innovative medical technologies and solutions to patients, physicians and hospitals.”

Fourth quarter financial results and recent developments*:

•	Achieved fourth quarter sales of $1.887 billion, representing 7 percent operational revenue growth and 3 percent revenue growth on a reported basis, all compared to the prior year period.

•
Delivered fourth quarter adjusted earnings per share of $0.22, which represents 5 percent growth compared to the prior year period, and compared to the company's guidance range of $0.20 to $0.22 per share. Delivered fourth quarter GAAP income of $0.06 per share compared to the company’s guidance range of $0.09 to $0.11 per share.

•	Delivered fourth quarter revenue growth of 10 percent in Cardiovascular, 5 percent in Rhythm Management, and 4 percent in MedSurg, all on a constant currency basis over the prior year period.

•	Interventional Cardiology grew 10 percent on a constant currency basis driven by continued leadership in the U.S. of the Promus PREMIER Stent system and solid share gains in Japan.

•	Urology and Women’s Health grew 9 percent on a constant currency basis driven by strong results internationally due primarily to new product registrations and targeted commercial investments.

•	Achieved fourth quarter International constant currency revenue growth of 8 percent over the prior year period, primarily driven by 10 percent growth in Europe.

•
Delivered 17 percent growth in the Emerging Markets, on a constant currency basis over the prior year period. Emerging Markets revenue represented 10 percent of total company sales for the full year, compared to 9 percent in 2013, all on a constant currency basis.

•	Generated strong operating cash flow of $439 million in the fourth quarter and $1.269 billion for the full year 2014.

•	Exceeded $100 million revenue goal for the subcutaneous implantable defibrillator (S-ICD™ System), which received favorable coding and payment designations that went into effect January 1, 2015.

•	Presented data from the EVOLVE clinical program demonstrating that the SYNERGY™ Bioabsorbable Polymer Stent met key performance endpoints.**

•	Presented data from the PRO study demonstrating long-term, low back pain relief with the Precision Spectra™ Spinal Cord Stimulator System.

•
Completed the first U.S. implant of the Extended Longevity (EL) implantable cardioverter defibrillators, including DYNAGEN™ EL and INOGEN™ EL device models which feature EnduraLife™ battery technology, designed to last nearly 12 years.+

•	Completed the first U.S. procedures with the Symphion™ System, indicated for the hysteroscopic removal of intrauterine fibroids and polyps.

* Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.
** Limited by Federal (or US) law to investigational use only.  Not available for sale.
+DYNAGEN EL ICD/INOGEN EL ICD Physician’s Technical Manual - VR models, 0% pacing, 60 ppm, 2.5 V RA/RV amplitude, 0.4 ms pulse width; RA/RV Impedance 500 Ω; sensors On.

Worldwide sales for the fourth quarter:

	Three Months Ended
	December 31,		% Change
in millions	2014	2013	As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis
		(restated)
Interventional Cardiology	$523	$500	4%	$(25)	(6)%	10%
Peripheral Interventions	222	209	6%	(9)	(4)%	10%
Cardiovascular	745	709	5%	(34)	(5)%	10%
Cardiac Rhythm Management	468	468	0%	(15)	(3)%	3%
Electrophysiology	59	50	19%	(2)	(4)%	23%
Rhythm Management	527	518	2%	(17)	(3)%	5%
Endoscopy	340	339	0%	(15)	(5)%	5%
Urology and Women's Health	140	132	6%	(4)	(3)%	9%
Neuromodulation	134	138	(3)%	(1)	(1)%	(2)%
MedSurg	614	609	1%	(20)	(3)%	4%

Subtotal Core Businesses	1,886	1,836	3%	(71)	(4)%	7%

Divested Businesses	1	2	(38)%	—	18%	(56)%

Worldwide Net Sales	$1,887	$1,838	3%	$(71)	4%	7%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

The company restated worldwide sales for the three months ended December 31, 2013 to reflect the realignment of certain product lines from Endoscopy to Peripheral Interventions as of January 1, 2014.

Sales growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net income for the fourth quarter of 2014 was $87 million, or $0.06 per share. These results included intangible asset impairment charges, acquisition- and divestiture-, litigation-, and restructuring-related net charges, discrete tax items and amortization expense, of $216 million (after-tax) or $0.16 per share. Adjusted net income for the fourth quarter of 2014, excluding these net charges, was $303 million, or $0.22 per share.

On a consolidated GAAP basis, net income for the fourth quarter of 2013 was $108 million, or $0.08 per share. These results included acquisition- and divestiture-, litigation- and restructuring-related charges, discrete tax items, and amortization expense, of $182 million (after-tax) or $0.13 per share. Adjusted net income for the fourth quarter of 2013, excluding these net charges, was $290 million, or $0.21 per share.

Worldwide sales for the full year:

	Twelve Months Ended
	December 31,		% Change
in millions	2014	2013	As Reported Basis	Less: Impact of Foreign Currency		Constant Currency Basis
		(restated)
Interventional Cardiology	$2,057	$1,997	3%	$(37)	(2)%	5%
Peripheral Interventions	850	809	5%	(15)	(2)%	7%
Cardiovascular	2,907	2,806	4%	(52)	(1)%	5%
Cardiac Rhythm Management	1,912	1,886	1%	(14)	(1)%	2%
Electrophysiology	227	155	47%	(2)	(1)%	48%
Rhythm Management	2,139	2,041	5%	(16)	(1)%	6%
Endoscopy	1,323	1,280	3%	(23)	(2)%	5%
Urology and Women's Health	535	505	6%	(7)	(1)%	7%
Neuromodulation	472	453	4%	(1)	(1)%	5%
MedSurg	2,330	2,238	4%	(31)	(1)%	5%

Subtotal Core Businesses	7,376	7,085	4%	(99)	(2)%	6%

Divested Businesses	4	58	(91)%	—	0%	(91)%

Worldwide Net Sales	$7,380	$7,143	3%	$(99)	(2)%	5%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

The company restated worldwide sales for the year ended December 31, 2013 to reflect the realignment of certain product lines from Endoscopy to Peripheral Interventions as of January 1, 2014.

Sales growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates are not prepared in accordance with U.S. GAAP. An explanation of the company's use of these non-GAAP financial measures is included in the exhibits attached to this news release.

On a consolidated GAAP basis, net income for the full year 2014 was $267 million, or $0.20 per share. These results included intangible asset impairment charges, restructuring- and litigation-related charges, acquisition- and divestiture-related net credits, discrete tax items and amortization expense, of $862 million (after-tax) or $0.64 per share. Adjusted net income for the full year 2014, excluding these net charges, was $1.129 billion, or $0.84 per share.

On a consolidated GAAP basis, net loss for the full year 2013 was $121 million, or ($0.09) per share. These results included goodwill and other intangible asset impairment charges, acquisition- and divestiture-, restructuring- and litigation-related charges, discrete tax items and amortization and debt extinguishment expenses, of $1.112 billion (after-tax) or $0.82 per share. Adjusted net income for the full year 2013, excluding these net charges, was $991 million, or $0.73 per share.

Guidance for Full Year and First Quarter 2015

The company estimates revenue for the full year 2015 to be in a range of $7.300 to $7.500 billion, which versus the prior year period, represents change in a range of negative 1 to positive 2 percent on a reported basis and a growth range of approximately 3 to 6 percent on an operational basis. The company estimates income on a GAAP basis in a range of $0.42 to $0.48 per share, and adjusted earnings, excluding acquisition-

and divestiture- and restructuring-related charges, pension termination charges, and amortization expense, in a range of $0.88 to $0.92 per share.

The company estimates sales for the first quarter of 2015 in a range of $1.740 to $1.800 billion. The company estimates earnings on a GAAP basis in a range of $0.07 to $0.11 per share. Adjusted earnings, excluding acquisition- and divestiture- and restructuring-related charges, pension termination charges and amortization expense, are estimated in a range of $0.19 to $0.21 per share.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. (ET). The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 35 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our expected net sales, GAAP and operational revenue growth rates, GAAP earnings and adjusted earnings for the first quarter and full year 2015; our financial performance; our business plans; and our positioning for revenue and earnings growth.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions and the market acceptance of those products; markets for our products; expected pricing environment; expected procedural volumes; clinical trial results; demographic trends; intellectual property rights; litigation; financial market conditions; the execution and effect of our restructuring program; the execution and effect of our business strategy, including our cost-savings and growth initiatives; and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this press release.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this news release.

CONTACT:
Media:	Kelly Leadem
508-683-5543 (office)
Media Relations
Boston Scientific Corporation
kelly.leadem@bsci.com

Investors:	Susan Lisa, CFA
508-652-5345 (office)
Investor Relations
Boston Scientific Corporation
investor_relations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
in millions, except per share data	2014	2013	2014	2013

Net sales	$1,887	$1,838	$7,380	$7,143
Cost of products sold	559	555	2,210	2,174
Gross profit	1,328	1,283	5,170	4,969

Operating expenses:
Selling, general and administrative expenses	753	724	2,902	2,674
Research and development expenses	208	216	817	861
Royalty expense	25	24	111	140
Amortization expense	111	106	438	410
Goodwill impairment charge	—	—	—	423
Intangible asset impairment charges	18	—	195	53
Contingent consideration expense (benefit)	37	22	(85)	4
Restructuring charges	32	46	69	101
Divestiture-related charges (gains)	—	3	(12)	(38)
Litigation-related charges	37	15	436	221
	1,221	1,156	4,871	4,849
Operating income (loss)	107	127	299	120

Other income (expense):
Interest expense	(54)	(58)	(216)	(324)
Other, net	(7)	(10)	8	(19)
Income (loss) before income taxes	46	59	91	(223)
Income tax expense (benefit)	(41)	(49)	(176)	(102)
Net income (loss)	$87	$108	$267	$(121)

Net income (loss) per common share - basic	$0.07	$0.08	$0.20	$(0.09)
Net income (loss) per common share - assuming dilution	$0.06	$0.08	$0.20	$(0.09)

Weighted-average shares outstanding
Basic	1,326.8	1,329.2	1,324.3	1,341.2
Assuming dilution	1,350.1	1,355.6	1,348.0	1,341.2

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	December 31,	December 31,
in millions, except share data	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$587	$217
Trade accounts receivable, net	1,183	1,307
Inventories	946	897
Deferred and prepaid income taxes	235	288
Other current assets	443	302
Total current assets	3,394	3,011

Property, plant and equipment, net	1,507	1,546
Goodwill	5,898	5,693
Other intangible assets, net	5,606	5,950
Other long-term assets	425	371
	$16,830	$16,571

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current debt obligations	$403	$3
Accounts payable	262	246
Accrued expenses	1,350	1,348
Other current liabilities	231	227
Total current liabilities	2,246	1,824

Long-term debt	3,859	4,237
Deferred income taxes	1,216	1,402
Other long-term liabilities	2,666	2,569

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value - authorized 50,000,000
shares, none issued and outstanding
Common stock, $.01 par value - authorized 2,000,000,000
shares - issued 1,575,018,236 shares as of December 31,
2014 and 1,560,302,634 shares as of December 31, 2013	16	16
Treasury stock, at cost - 247,566,270 shares as of December 31,
2014 and 238,006,570 shares as of December 31, 2013	(1,717)	(1,592)
Additional paid-in capital	16,703	16,579
Accumulated deficit	(8,303)	(8,570)
Accumulated other comprehensive income (loss), net of tax	144	106
Total stockholders' equity	6,843	6,539
	$16,830	$16,571

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended December 31, 2014
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$46	$41	$87	$0.06
Non-GAAP adjustments:
Intangible asset impairment charges	18	(3)	15	0.01
Acquisition and divestiture- related net charges (b)	69	(8)	61	0.04
Restructuring and restructuring-related net charges (c)	48	(11)	37	0.03
Litigation-related net charges	37	(14)	23	0.02
Amortization expense	111	(14)	97	0.07
Discrete tax items	—	(17)	(17)	(0.01)
Adjusted net income	$329	$(26)	$303	$0.22

	Three Months Ended December 31, 2013
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$59	$49	$108	$0.08
Non-GAAP adjustments:
Acquisition and divestiture- related net charges (d)	42	(5)	37	0.01
Restructuring and restructuring-related net charges (e)	53	(16)	37	0.03
Litigation-related net charges	15	(5)	10	0.01
Amortization expense	106	(2)	104	0.08
Discrete tax items	—	(6)	(6)	0.00
Adjusted net income	$275	$15	$290	$0.21

(a) Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the three months ended December 31, 2014, pre-tax acquisition- and divestiture-related net charges were $69 million, of which $10 million was recorded in cost of products sold, $22 million was recorded in selling, general and administrative expenses and $37 million was recorded as contingent consideration expense.

(c) In the three months ended December 31, 2014, pre-tax restructuring charges were $32 million and pre-tax restructuring-related charges were $16 million, of which $9 million recorded in cost of products sold and $7 million recorded in selling, general and administrative expenses.

(d) In the three months ended December 31, 2013, pre-tax acquisition- and divestiture-related net charges were $42 million, of which $2 million was recorded in cost of products sold, $14 million was recorded in selling, general and administrative expenses, $1 million was recorded in research and development, $22 million was recorded as contingent consideration expense and $3 million was recorded a loss on divestiture.

(e) In the three months ended December 31, 2013, pre-tax restructuring charges were $46 million and pre-tax restructuring-related charges were $7 million, of which $1 million was recorded in cost of products sold and $6 million was recorded in selling, general and administrative expenses.

An explanation of our use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Year Ended December 31, 2014
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$91	$176	$267	$0.20
Non-GAAP adjustments:
Intangible asset impairment charges	195	(30)	165	0.12
Acquisition and divestiture- related net credits (b)	(10)	(24)	(34)	(0.03)
Restructuring and restructuring-related net charges (c)	117	(27)	90	0.07
Litigation-related charges	436	(163)	273	0.20
Amortization expense	438	(53)	385	0.29
Discrete tax items	—	(17)	(17)	(0.01)
Adjusted net income	$1,267	$(138)	$1,129	0.84

	Year Ended December 31, 2013
in millions, except per share data	Pre-Tax	Tax Impact (a)	After-Tax	Impact per diluted share
GAAP net income (loss)	$(223)	$102	$(121)	$(0.09)
Non-GAAP adjustments:
Goodwill and other intangible asset impairment charges	476	(8)	468	0.35	*
Acquisition and divestiture- related net charges (d)	1	3	4	0.00	*
Restructuring and restructuring-related net charges (e)	124	(36)	88	0.07	*
Litigation-related charges	221	(72)	149	0.11	*
Debt extinguishment charges (recorded in interest expense)	70	(26)	44	0.03	*
Amortization expense	410	(44)	366	0.27	*
Discrete tax items	—	(7)	(7)	(0.01)	*
Adjusted net income	$1,079	$(88)	$991	$0.73

* Assumes dilution of 19.5 million shares for the twelve months ended December 31, 2013 for all or a portion of these non-GAAP adjustments.
(a) Amounts are tax effected at the Company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with FASB Accounting Standards Codification section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate."

(b) In the twelve months ended December 31, 2014, pre-tax acquisitions- and divestiture-related net credits were $10 million, of which $23 million was recorded in cost of products sold, $83 million was recorded in selling, general and administrative expenses, $85 million was recorded as a contingent consideration benefit, $12 million was recorded as a gain on divestiture and $19 million was recorded as gains on previously held equity interests (Other, net).

(c) In the twelve months ended December 31, 2014, pre-tax restructuring charges were $69 million and pre-tax restructuring-related charges were $48 million, of which $24 million recorded in cost of products sold and $24 million recorded in selling, general and administrative expenses.

(d) In the twelve months ended December 31, 2013, pre-tax acquisitions- and divestiture-related net charges were $1 million, of which $8 million was recorded in cost of products sold, $25 million was recorded in selling, general and administrative expenses, $2 million was recorded in research and development expenses, $4 million was recorded as a contingent consideration expense and $38 million was recorded as a gain on divestiture.

(e) In the twelve months ended December 31, 2013, pre-tax restructuring charges were $101 million and pre-tax restructuring-related charges were $23 million recorded in selling, general and administrative expenses.

An explanation of our use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
SEGMENT INFORMATION
(Unaudited)

	Three Months Ended			Year Ended
SEGMENT NET SALES*	December 31,			December 31,
in millions	2014	2013	Change	2014	2013	Change
		(restated)			(restated)
Interventional Cardiology	$549	$501	10%	$2,092	$1,995	5%
Peripheral Interventions	230	208	10%	861	805	7%
Cardiovascular	779	709	10%	2,953	2,800	5%

Cardiac Rhythm Management	481	466	3%	1,922	1,882	2%
Electrophysiology	61	50	23%	228	154	48%
Rhythm Management	542	516	5%	2,150	2,036	6%

Endoscopy	354	338	5%	1,343	1,277	5%
Urology and Women's Health	145	133	9%	542	505	7%
Neuromodulation	135	138	(2)%	474	454	5%
MedSurg	634	609	4%	2,359	2,236	5%

Subtotal Core Businesses	1,955	1,834	7%	7,462	7,072	6%

Divested Businesses	1	2	(56)%	4	58	(91)%
Foreign Currency	(69)	2	N/A	(86)	13	N/A

Worldwide Net Sales	$1,887	$1,838	3%	$7,380	$7,143	3%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

SEGMENT OPERATING INCOME*		Three Months Ended		Year Ended
		December 31,		December 31,
in millions		2014	2013	2014	2013
			(restated)		(restated)
Segment operating income
Cardiovascular		$202	$150	$767	$665
Rhythm Management		80	35	289	211
MedSurg		210	192	746	679
Operating income allocated to reportable segments		492	377	1,802	1,555
Corporate expenses and currency exchange		(102)	(34)	(308)	(203)
Goodwill and other intangible asset impairment charges; and acquisition-, divestiture-, restructuring-, and litigation-related charges and credits		(172)	(110)	(757)	(822)
Amortization expense		(111)	(106)	(438)	(410)
Operating income (loss)		$107	$127	$299	$120

*We measure and evaluate our reportable segments based on segment net sales and operating income, excluding the impact of changes in foreign currency and sales from divested businesses. Sales generated from reportable segments and divested businesses, as well as operating results of reportable segments and corporate expenses, are based on internally-derived standard currency exchange rates, which may differ from year to year, and do not include intersegment profits. We exclude from segment operating income certain corporate-related expenses and certain transactions or adjustments that our chief operating decision maker considers to be non-recurring and/or non-operational, such as amounts related to goodwill and other intangible asset impairment charges; acquisition and divestiture-, restructuring- and litigation-related charges and credits; and amortization expense. Although we exclude these amounts from segment operating income, they are included in reported consolidated operating income (loss) and are included in the reconciliation above.

The company restated segment information for the prior period based on standard currency exchange rates used for the current period in order to remove the impact of foreign currency exchange fluctuation, and for the realignment of certain product lines from Endoscopy to Peripheral Intervention as of January 1, 2014.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE CARDIAC RHYTHM MANAGEMENT (CRM) AND CORONARY STENT SYSTEM SALES
(Unaudited)

Three Months Ended December 31

in millions	U.S.		International		Worldwide
	Q4 2014	Q4 2013	Q4 2014	Q4 2013	Q4 2014	Q4 2013
Defibrillator systems	$215	$204	$124	$129	$339	$333
Pacemaker systems	60	65	69	70	129	135
Total CRM products	$275	$269	$193	$199	$468	$468

in millions	U.S.		International		Worldwide
	Q4 2014	Q4 2013	Q4 2014	Q4 2013	Q4 2014	Q4 2013
Drug-eluting stent systems	$120	$108	$171	$164	$291	$272
Bare-metal stent systems	5	4	7	11	12	15
Total Coronary Stent Systems	$125	$112	$178	$175	$303	$287

Year Ended December 31

in millions	U.S.		International		Worldwide
	YTD 2014	YTD 2013	YTD 2014	YTD 2013	YTD 2014	YTD 2013
Defibrillator systems	$867	$850	$513	$505	$1,380	$1,355
Pacemaker systems	255	267	277	264	532	531
Total CRM products	$1,122	$1,117	$790	$769	$1,912	$1,886

in millions	U.S.		International		Worldwide
	YTD 2014	YTD 2013	YTD 2014	YTD 2013	YTD 2014	YTD 2013
Drug-eluting stent systems	$486	$448	$665	$665	$1,151	$1,113
Bare-metal stent systems	17	19	32	45	49	64
Total Coronary Stent Systems	$503	$467	$697	$710	$1,200	$1,177

BOSTON SCIENTIFIC CORPORATION
INTERNATIONAL AND EMERGING MARKETS* NET SALES
(Unaudited)

Q4 2014 International Net Sales as compared to Q4 2013
Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales	0%	8%	(8)%

Q4 2014 Europe Net Sales as compared to Q4 2013
Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales	2%	10%	(8)%

Emerging Markets Net Sales
			Estimated
	As Reported	Constant	Impact of
	Currency	Currency	Foreign
	Basis	Basis	Currency

Percentage change in net sales - QTD Q4 2014 to Q4 2013	10%	17%	(7)%
Percentage of total company sales - FY2014	10%	10%	0%
Percentage of total company sales - FY2013	9%	9%	0%

*We define Emerging Markets as including certain developing countries that we believe have strong growth potential based on their economic conditions, healthcare sectors, and our global capabilities.  Currently, we include 20 countries in our definition of Emerging Markets.

An explanation of our use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

Q1 and Full Year 2015 EPS Guidance

	Q1 2015 Estimate		Full Year 2015 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.07	$0.11	$0.42	$0.48

Estimated acquisition and divestiture-related net charges	0.02	0.02	0.06	0.06
Estimated restructuring-related charges	0.02	0.01	0.09	0.08
Estimated amortization expense	0.07	0.07	0.28	0.28
Pension termination charges	0.01	0.00	0.03	0.02

Adjusted results	$0.19	$0.21	$0.88	$0.92

An explanation of our use of these non-GAAP financial measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement our financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income and adjusted net income per share that exclude certain amounts, and revenue growth rates that exclude the impact of sales from divested businesses and/or changes in foreign currency exchange rates. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States.

The GAAP financial measure most directly comparable to adjusted net income is GAAP net income and the GAAP financial measure most directly comparable to adjusted net income per share is GAAP net income per share. To calculate revenue growth rates that exclude the impact of changes in foreign currency exchange rates, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior period. The GAAP financial measure most directly comparable to this non-GAAP financial measure and the non-GAAP financial measure that excludes sales from divested businesses is growth rate percentages using net sales on a GAAP basis. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures that are reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income, adjusted net income per share, and revenue growth rates that exclude certain amounts, such as sales from divested businesses and/or the impact of changes in foreign currency exchange rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its financial and operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.

The following is an explanation of each of the adjustments that management excluded as part of these non-GAAP financial measures for the three and twelve months ended December 31, 2014 and 2013, and for the forecasted three month period ending March 31, 2015 and full year ending December 31, 2015, as well as reasons for excluding each of these individual items:

Adjusted Net Income and Adjusted Net Income per Share:

Goodwill and other intangible asset impairment charges - This amount represents non-cash write-downs of certain intangible asset balances during 2014 and 2013 and a non-cash write-down of our goodwill balance attributable to our global Cardiac Rhythm Management reporting unit in the first quarter of 2013. We remove the impact of non-cash impairment charges from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for us in measuring our ability to generate cash and invest in our growth. Therefore, these charges are excluded from management's assessment of operating performance and are also excluded for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance, particularly in terms of liquidity.

Acquisition and divestiture-related charges (credits) - These adjustments consist of (a) contingent consideration fair value adjustments; (b) gains on previously held equity interests; (c) due diligence, other fees and exit costs; and (d) separation costs and gains primarily associated with the sale of our Neurovascular business in January 2011. The contingent consideration adjustments represent accounting adjustments to state contingent consideration liabilities at their estimated fair value. These adjustments can be highly variable depending on the assessed likelihood and amount of future contingent consideration payments. Due diligence, other fees and exit costs include legal, tax, severance and other expenses associated with prior and potential future acquisitions and divestitures that can be highly variable and not representative of on-going operations. Separation costs and gains on the sale of a business unit primarily represent those associated with the Neurovascular divestiture and are not representative of on-going operations. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Restructuring and restructuring-related costs (credits) - These adjustments represent primarily severance and other direct costs associated with our 2014 Restructuring program and 2011 Restructuring program. These costs are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these costs for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Litigation-related net charges - These adjustments include certain significant product liability and other litigation-related charges and credits. These amounts are excluded by management in assessing our operating performance, as well as from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Discrete tax items - These items represent adjustments of certain tax positions, which were initially established in prior periods as a result of intangible asset impairment charges; acquisition-, divestiture-, restructuring- or litigation-related charges or credits. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Debt extinguishment charges - This item represents premiums, accelerated amortization of debt issuance costs and investor discount costs net of interest rate hedge gains related to the early extinguishment of $1.450 billion of debt during the third quarter of 2013. We believe these are infrequently occurring charges and do not reflect expected on-going results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Pension termination charges - This item represents charges associated with the termination of the Guidant Retirement Plan, a frozen defined benefit plan.  These charges are not expected to recur and do not reflect expected on-going operating results. Accordingly, management plans to exclude these amounts for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Amortization expense - Amortization expense is a non-cash expense and does not impact our liquidity or compliance with the covenants included in our credit facility agreement. Management removes the impact of amortization from our operating performance to assist in assessing our cash generated from operations. We believe this is a critical metric for measuring our ability to generate cash and invest in our growth. Therefore, amortization expense is excluded from management's assessment of operating performance and is also excluded from our operating segments' measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management has excluded amortization expense for purposes of calculating these non-GAAP financial measures to facilitate an evaluation of our current operating performance, particularly in terms of liquidity.

Revenue Growth Rates Excluding the Impact of Sales from Divested Businesses and/or Changes in Foreign Currency Exchange Rates

Sales from divested businesses and/or changes in foreign currency exchange rates - Sales from divested businesses are primarily associated with the Neurovascular divestiture and are not representative of on-going operations. The impact of changes in foreign currency exchange rates is highly variable and difficult to predict. Accordingly, management excludes the impact of sales from divested businesses and/or changes in foreign currency exchange rates for purposes of reviewing revenue growth rates to facilitate an evaluation of our current operating performance and a comparison to our past operating performance.

Adjusted net income, adjusted net income per share and revenue growth rates that exclude certain amounts, such as the sales from divested businesses and/or the impact of changes in foreign currency exchange rates, are not in accordance with U.S. GAAP and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.